Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 19, 2017)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended July 1, 2017 of $5,773,200 (or $1.29 per share diluted) compared to net income of $5,394,300 (or $1.25 per share diluted) in the second quarter of 2016.   For the six months ended July 1, 2017, net income was $11,189,600 (or $2.50 per share diluted) compared to net income of $9,957,200 (or $2.31 per share diluted) for the same period last year.

Winmark Corporation creates, supports and finances business.  At July 1, 2017, there were 1,199 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 59 retail franchises have been awarded but are not open.  In addition, at July 1, 2017, the Company had a lease portfolio equal to $41.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	July 1, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,071,900	$1,252,900
Marketable securities	216,500	199,900
Receivables, net	1,597,200	1,479,200
Restricted cash	30,000	40,000
Net investment in leases - current	16,467,800	17,004,800
Income tax receivable	1,330,200	1,678,800
Inventories	99,400	87,500
Prepaid expenses	468,800	1,050,700
Total current assets	21,281,800	22,793,800
Net investment in leases – long-term	24,524,000	24,410,700
Property and equipment, net	625,100	769,600
Goodwill	607,500	607,500
	$47,038,400	$48,581,600
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$1,990,000	$1,990,000
Accounts payable	1,409,500	1,692,000
Accrued liabilities	2,595,700	1,811,100
Deferred revenue	1,589,100	1,864,700
Total current liabilities	7,584,300	7,357,800
Long-Term Liabilities:
Line of credit	10,100,000	23,400,000
Notes payable, net	18,931,500	19,926,500
Deferred revenue	1,445,100	1,423,800
Other liabilities	873,900	993,600
Deferred income taxes	3,472,200	3,331,900
Total long-term liabilities	34,822,700	49,075,800
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,215,528 and 4,165,769 shares issued and outstanding	5,139,700	2,976,100
Accumulated other comprehensive income (loss)	400	(9,900)
Retained earnings (accumulated deficit)	(508,700)	(10,818,200)
Total shareholders’ equity (deficit)	4,631,400	(7,852,000)
	$47,038,400	$48,581,600

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
REVENUE:
Royalties	$11,094,400	$10,557,300	$21,548,400	$20,829,800
Leasing income	3,946,600	4,152,300	9,806,200	8,665,000
Merchandise sales	537,100	625,300	1,285,400	1,362,400
Franchise fees	675,400	493,500	944,700	866,000
Other	496,000	471,400	788,600	756,900
Total revenue	16,749,500	16,299,800	34,373,300	32,480,100
COST OF MERCHANDISE SOLD	499,100	588,300	1,214,100	1,285,700
LEASING EXPENSE	660,600	460,100	1,932,000	1,364,200
PROVISION FOR CREDIT LOSSES	(11,500)	(7,900)	(12,900)	(22,300)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,467,100	5,936,200	12,970,500	12,490,800
Income from operations	9,134,200	9,323,100	18,269,600	17,361,700
INTEREST EXPENSE	(446,300)	(593,800)	(945,400)	(1,234,500)
INTEREST AND OTHER INCOME (EXPENSE)	100	9,500	1,900	(1,000)
Income before income taxes	8,688,000	8,738,800	17,326,100	16,126,200
PROVISION FOR INCOME TAXES	(2,914,800)	(3,344,500)	(6,136,500)	(6,169,000)
NET INCOME	$5,773,200	$5,394,300	$11,189,600	$9,957,200
EARNINGS PER SHARE – BASIC	$1.37	$1.31	$2.67	$2.42
EARNINGS PER SHARE – DILUTED	$1.29	$1.25	$2.50	$2.31
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	4,201,982	4,110,429	4,184,558	4,112,254
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,483,647	4,318,763	4,467,072	4,316,346